Exhibit 99.3

June 14, 2016

John Sherman

President and Chief Executive Officer

Coca-Cola Bottling Company United, Inc.

4600 East Lake Blvd.

Birmingham, AL 35217

Dear John,

This letter (“Letter of Intent”) sets forth the general terms and conditions pursuant to which Coca-Cola Bottling Co. Consolidated (“CCBCC”), or one of its affiliates, will exchange certain exclusive distribution rights and other assets relating to the territories currently served by CCBCC’s distribution centers located in Panama City, Florida and Florence, Alabama for certain exclusive distribution rights and other assets of Coca-Cola Bottling Company United, Inc. (“CCU”), or one of its affiliates, relating to (i) the territory currently served by CCU’s distribution center located in Spartanburg, South Carolina, and (ii) the territory in and around Bluffton, South Carolina that is currently served by CCU’s distribution center located in Savannah, Georgia, as further described below:

1. Exchange of Exclusive Territory Rights and Other Related Assets. As part of the transactions described herein (the “Transaction”), CCBCC will transfer and assign to CCU (i) certain exclusive rights under bottling contracts for the distribution, promotion, marketing and sale in the geographic area described in Exhibit A (the “CCBCC Exchange Territory”) of TCCC-owned and -licensed beverage products (the “Covered Beverages”), (ii) certain exclusive rights for the distribution, promotion, marketing and sale in the CCBCC Exchange Territory of the cross-licensed brands (if any) then distributed by CCBCC in the CCBCC Exchange Territory (the “CCBCC Cross-Licensed Brands”), and (iii) certain distribution assets and the working capital associated with the rights described in the foregoing clauses (i)-(ii), all as may be necessary to distribute, promote, market and sell the Covered Beverages and CCBCC Cross-Licensed Brands, as applicable, in the CCBCC Exchange Territory (collectively, the “CCBCC Business”), and as will be more particularly described in the Exchange Agreement (as defined below). In consideration of and in exchange for the transfer and assignment by CCBCC of the above described rights and assets, CCU will transfer and assign to CCBCC (i) certain exclusive rights under bottling contracts for the distribution, promotion, marketing and sale in the geographic area described in Exhibit A (the “CCU Exchange Territory”) of Covered Beverages, (ii) certain exclusive rights for the distribution, promotion, marketing and sale in the CCU Exchange Territory of the cross-licensed brands (if any) then distributed by CCU in the CCU Exchange Territory (the “CCU Cross-Licensed Brands”), and (iii) certain distribution assets and the working capital associated with the rights described in the foregoing clauses (i)-(ii), all as may be necessary to distribute, promote, market and sell the Covered Beverages and CCU Cross-

Licensed Brands, as applicable, in the CCU Exchange Territory (collectively, the “CCU Business”), and as will be more particularly described in the Exchange Agreement. The transfer and assignment of the distribution rights for the Covered Beverages will be subject to the consent of The Coca-Cola Company (“TCCC”), and the transfer and assignment of the distribution rights for the CCBCC Cross-Licensed brands and the CCU Cross-Licensed Brands will be subject to the consent of the applicable third party brand owners. In addition, CCBCC will assume certain liabilities and obligations of CCU relating to the CCU Business, and CCU will assume certain liabilities and obligations of CCBCC relating to the CCBCC Business. The parties anticipate that prior to the Closing, each party’s current bottling agreements with TCCC will have been converted to a final form of comprehensive beverage agreement that does not include rights to produce Covered Beverages. The parties further anticipate that the exchange of the exclusive distribution rights, distribution assets and working capital described above will be documented in one or more definitive asset exchange agreements (all such agreements collectively, the “Exchange Agreement”).

2. Adjustment Payment. To the extent that the agreed value of the distribution rights and other assets acquired by CCBCC under the Exchange Agreement is not equal to the agreed value of the distribution rights and other assets acquired by CCU under the Exchange Agreement, at the closing of the Transaction (the “Closing”), the party receiving distribution rights and other assets with the greater value will be obligated to make a cash payment to the other party equal to the difference.

3. Conditions to Closing. CCBCC and CCU each intend to include Closing conditions in the Exchange Agreement that include, without limitation, the parties’ completion of customary transition activities, the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (to the extent applicable), the grant of applicable third party consents, the contemporaneous completion of the transaction among CCBCC, CCU and Coca-Cola Refreshments USA, Inc. that is sometimes referred to as the “Deep South” transaction, and the completion of such other legal agreements as are necessary for the consummation of the Transaction. In addition, the Exchange Agreement will contain mutually agreeable covenants regarding the satisfactory conduct of due diligence activities prior to the Closing and will provide for the execution at the Closing of an agreement containing mutually acceptable terms regarding employees of the CCBCC Business and the CCU Business and related employment matters.

4. Anticipated Schedule. The parties anticipate that, shortly after their execution of this Letter of Intent, there may be a joint public announcement by the parties of the Transaction and, subject to applicable regulatory requirements, detailed due diligence and joint integration planning and change management activities will then begin. The parties further anticipate that the Exchange Agreement and other formal legal agreements will be executed during the first half of 2017. The parties also anticipate that the Closing pursuant to the Exchange Agreement will be completed later in 2017. Notwithstanding the foregoing, the parties acknowledge and agree that the before mentioned dates are estimates only, and are subject to change based on the parties’ discussions, changing business conditions, and other matters.

5. Board Approvals. This Letter of Intent is subject to the approval processes of the respective parties, including approval of each of their Boards of Directors.

6. Transition Planning Period and Activities. The parties anticipate that, in order to ensure a smooth transition of the CCBCC Business and the CCU Business, as applicable, and subject to applicable regulatory requirements, beginning on the date of execution of this Letter of Intent and continuing until the earlier of the termination of this Letter of Intent or the Closing (as applicable), they will engage in a number of joint integration planning and change management activities.

7. Due Diligence; Pre-Closing Activities. The parties anticipate that prior to execution of the Exchange Agreement and continuing until the Closing, each party will perform such due diligence on the CCBCC Business and the CCU Business, as applicable, as is customary for a transaction of this nature and complexity including, without limitation, in the areas of finance, operations, environmental, legal, tax, and employment, and each party will provide reasonable and customary access to a mutually acceptable third party, who will serve in an advisory role to both CCBCC and CCU in connection with this transaction, in this regard.

8. Expenses. Except as otherwise expressly agreed by the parties, each party will bear its own fees and expenses incurred in connection with the Transaction, including with respect to any due diligence, negotiation, preparation of documentation, the Closing and legal, accounting, consulting, travel and other similar fees or expenses, whether or not the Exchange Agreement is executed or the Transaction is consummated.

9. Termination. This Letter of Intent may be terminated: (a) by mutual written consent of CCBCC and CCU; or (b) upon written notice by CCBCC or CCU to the other party if the Exchange Agreement has not been executed on or prior to December 31, 2017.

10. Non-Binding. This Letter of Intent expresses the present intent of the parties to enter into the Exchange Agreement based on the principal terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, this Letter of Intent shall not be binding on the parties hereto except as to the captioned sections “Expenses”, “Termination”, “Non-Binding”, “Assignment”, “Amendment; Modification; Waiver”, “Counterparts”, “Confidentiality” and “Governing Law”, which shall be binding and expressly survive any termination hereof.

11. Assignment. This Letter of Intent and the rights and obligations set forth herein shall not be assignable by any party hereto without the prior written consent of the other party hereto. Subject to the preceding sentence, the binding provisions of this Letter of Intent (as noted in the “Non-Binding” section above) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12. Amendment; Modification; Waiver. This Letter of Intent may not be amended or terminated or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.

13. Counterparts. This Letter of Intent may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement, and delivery of an executed signature page by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart.

14. Confidentiality.

(a) From and after the date hereof, each party hereto shall, and shall cause its affiliates and its officers, employees, consultants, attorneys, accountants or other agents or advisors (collectively or individually, “Representatives”) to, hold and continue to hold in strict confidence, and not disclose to any person or entity, any Confidential Information (as defined below), except (i) to its Representatives with a need to know, (ii) where disclosure may be necessary for such party to enforce its rights under this Letter of Intent, or (iii) as may be permitted under this Letter of Intent or expressly permitted by any other written agreement between the parties and/or their respective affiliates. Notwithstanding the foregoing, the following will not constitute “Confidential Information” for purposes of this Letter of Intent: information that (A) is or becomes generally available to the public other than as the result of disclosure by the receiving party or its affiliates or Representatives thereof, (B) is in the possession of the receiving party prior to the date of this Letter of Intent, (C) comes into the possession of the receiving party from a source other than the disclosing party or its affiliates and/or Representatives that is not known by the receiving party to be bound by an obligation of confidentiality to the disclosing party, (D) the receiving party is legally obligated to disclose pursuant to applicable laws, or by the rules and regulations of any securities exchange or national market system, or (E) the receiving party is legally obligated to disclose pursuant to a valid subpoena or a valid request from any governmental authority subject to the obligation of the receiving party to give the disclosing party reasonable advance notice of such disclosure (to the extent not prohibited by applicable laws) and to cooperate with the disclosing party in seeking a protective order or other appropriate means for limiting the scope of the disclosure.

(b) Each of CCBCC and CCU agrees not to use, and shall cause its affiliates and Representatives not to use, any Confidential Information for any purpose except to evaluate and carry out discussions concerning, or the undertaking of, the Transaction.

(c) “Confidential Information” means this Letter of Intent and its terms, the existence and content of any discussions between the parties related to the Transaction, and any information regarding CCBCC or CCU, as applicable, or any of their respective affiliates, disclosed by the disclosing party either directly or indirectly to the receiving party or any of its Representatives in connection with the negotiation of this Letter of Intent or the Transaction, whether in writing, orally, electronically, or in connection with the performance of due diligence activities that (i) is designated in writing as “Confidential” or the like, or (ii) relates to the disclosing party or any of its affiliates, including without limitation its businesses, operations, research and development, sales and marketing or finances, and shall include studies, business plans, historical financial information and financial projections and budgets, together with any related analyses, notes, electronic records and extracts, in each case provided or made available by the disclosing party and/or any of its Representatives.

15. Governing Law. This Letter of Intent will be governed by the laws of the State of Delaware.

Please acknowledge your acceptance of the terms and conditions of this Letter of Intent by signing where indicated below and returning it to us.

Very truly yours,

/s/ J. Frank Harrison, III

J. Frank Harrison, III

Chairman and Chief Executive Officer

Agreed to and Accepted

as of the date first written above:

COCA-COLA BOTTLING COMPANY UNITED, INC.

By:	/s/ John Sherman

Name:	John Sherman
Title:	President and Chief Executive Officer

Exhibit A

CCBCC Exchange Territory and CCU Exchange Territory